EXHIBIT 10.3   9th Amendment to First Amended and Restated Loan Agreement

  NINTH AMENDMENT
                                       TO
                    FIRST AMENDED AND RESTATED LOAN AGREEMENT
                            DATED SEPTEMBER 23, 1996
                  BY AND BETWEEN SABA PETROLEUM COMPANY, ET AL.
                            AND BANK ONE, TEXAS, N.A.

         This Ninth Amendment to the First Amended and Restated Loan Agreement dated September 23, 1996 (this "Ninth Amendment") by and among SABA PETROLEUM COMPANY, a Delaware corporation, successor by merger to Saba Petroleum Company, a Colorado corporation (the "Borrower"), each of the undersigned Guarantors, and BANK ONE, TEXAS, N.A., a national banking association (the "Bank"), is entered into on this 9th day of June 1998.

                              W I T N E S S E T H:

         Borrower and Bank have entered into a First Amended and Restated Loan Agreement dated September 23, 1996, as amended by the First Amendment thereto dated November 5, 1996, the Second Amendment thereto dated August 28, 1997, the Third Amendment thereto dated September 5, 1997, and the Fourth Amendment thereto dated September 9, 1997, the Fifth Amendment thereto dated November 11, 1997, and the Sixth Amendment thereto dated December 31, 1997, and the Seventh Amendment thereto dated March 30, 1998 (erroneously referred to therein as March 30, 1997), and the Eighth Amendment thereto dated April 15, 1998 (collectively, the "Loan Agreement").

         Borrower has requested that, among other things, Bank waive certain Events of Default that otherwise would have arisen under the Loan Agreement as the result of certain principal reductions owed on the Loan not having been paid when due, and that Bank agree to further defer the payment date for such principal reductions as well as other principal reductions due on the Loans, and Bank has agreed to such waivers and amendments to the extent expressly set forth herein.

         NOW, THEREFORE, in consideration of the promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Borrower, the Guarantors and the Bank, and each intending to be legally bound hereby, the parties agree as follows:

I.       Specific Amendments to Loan Agreement.

         Article I is hereby amended by adding or replacing the following defined terms therein:

                  AMerger Agreement@ means that certain Agreement and Plan of Reorganization by and among Saba Petroleum Company, et al. and Omimex Resources, Inc., et al., being negotiated for execution among Borrower and Omimex Resources, Inc., a May 30, 1998 draft of which has been provided to Bank.

                  AMezzanine Loan Maturity Date@ means July 31, 1998.



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                  "Ninth  Amendment" means the Ninth Amendment to this Agreement executed by Borrower and Bank on June 9th, 1998.

                  ATermination Date@ means July 1, 2002; provided that solely with respect to Borrowing Base II Loans, it means July 31, 1998.

                  ATerm Loan Maturity Date@ means July 31, 1998.

         Section 2.03 is hereby amended by replacing the first grammatical paragraph thereof that was added by the Third Amendment with the following text:

         As of May 1, 1998, Borrowing Base I is redetermined to be Seventeen Million One Hundred Thousand and No/100 Dollars ($17,100,000.00), which shall thereafter decline in the amount of $300,000.00 monthly, beginning on May 15, 1998, and continuing on the fifteenth (15th) day of each successive month thereafter. As of May 1, 1998, Borrowing Base II is redetermined to be Two Million Nine Hundred Seventy-Four Thousand and No/100 Dollars ($2,974,000.00).

         Article III is hereby amended by adding the following section:

         3.18 Closing the Ninth Amendment. In addition to Borrower satisfying the requirements of the other applicable Sections of Article III, Borrower shall provide to Bank:

         (a) Executed copies of the Merger Agreement, in substantially the form of the May 30, 1998 draft heretofore reviewed by Bank, complete with all exhibits attached thereto;

         (b) Evidence, satisfactory to Bank, of Borrower=s receipt of a $4,190,000 loan from Omimex Resources, Inc. on terms satisfactory to Bank, such evidence to include, but not necessarily be limited to, copies of the documentation entered into between Borrower and Omimex pursuant to Section 1.7 of the Merger Agreement, together with: (i) evidence that $2,190,000.00 of such loan proceeds has been paid by Borrower to RGC International Investors, LDC and (ii) a copy of the related ARose Glen Agreement@ referred to in Section 1.7 of the Merger Agreement; and

         (c) The $300,000 principal reduction of the Borrowing Base I Loans due on May 15, 1998, as provided in Section 2.03.

         Notwithstanding the conditions set forth above, the Ninth Amendment shall be effective upon its execution by Bank and Borrower and the satisfaction of the condition described in Subsection (c), above, but only on an interim basis subject to satisfaction of the conditions set forth in Subsections (a) and (b), above, within fifteen (15) days thereafter. Upon failure of satisfaction the conditions set forth in Sections 3.18(a) or (b) within such fifteen (15) day period, this Ninth Amendment shall automatically cease to be effective, except for the Bank=s right to retain any and all principal payments made pursuant to this Ninth Amendment.



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         Section  5.37, as added to the Loan  Agreement by the Sixth  Amendment, and as amended by the Seventh Amendment and the Eighth Amendment, is further amended in its entirety to read as follows:

         On the date of execution of the Merger Agreement, Borrower shall make a principal payment to Bank in the amount of Two Million Dollars ($2,000,000.00) to be credited to the outstanding principal balance of either the Term Loan or the Mezzanine Loan, or both, as Bank may determine in its sole discretion.

         Section 6.01, is hereby amended by removing the word Aand@ from the end of Subsection (h), and is further amended by adding the following subsections at the end of that section:

(j) Indebtedness to Omimex Resources, Inc. in the principal amount of $4,190,000 pursuant to the Merger Agreement; provided, however, that $2,000,000 of the proceeds of such Indebtedness shall be used solely as provided in Section 5.37 of this Agreement, and the remaining $2,190,000.00 of such proceeds shall be used to pay RGC International Investors, LDC for the redemption of Borrower=s Series A Preferred Stock, in accordance with the Rose Glen Agreement, and (k) Indebtedness in the principal amount of $350,000 evidenced by that certain promissory note dated December 22, 1997, signed by Saba Petroleum Company, as Maker, and made payable to the order of Gitte-Ten Incorporated.

II. Amendment Fee. As a part of the consideration for Bank=s entry into the Ninth Amendment, Borrower shall pay to Bank the cash sum of twenty-five thousand dollars ($25,000.00) at the time of its execution and delivery of the Ninth Amendment.

III. Certain Waivers. The Bank hereby waives the Events of Default and/or Unmatured Events of Default that occurred when Borrower: (A) failed to cure the Loan Excess that existed, prior to the execution of this Ninth Amendment, with respect to the Revolving Loan, (B) failed to pay the outstanding principal balances of the Term Loan and the Mezzanine Loan on the Term Loan Maturity Date and the Mezzanine Loan Maturity Date, respectively, as such terms were defined prior to the execution of this Ninth Amendment, and (C) failed to maintain its current ratio of not less than 1.0 to 1.0 for the quarter ending March 31, 1998, as set forth in Section 5.21(b) of the Agreement. BORROWER AND EACH GUARANTOR HEREBY ACKNOWLEDGE AND AGREE THAT, EXCEPT FOR WAIVERS AND AMENDMENTS EXPRESSLY SET FORTH HEREIN, BANK HAS NOT GIVEN OR MADE, NOR HAS BANK AGREED TO GIVE OR MAKE, ANY OTHER WAIVERS OF DEFAULTS OR EVENTS OF DEFAULT THAT HAVE EXISTED OR THAT MIGHT HEREAFTER EXIST UNDER ANY OF THE LOAN DOCUMENTS, OR ANY AMENDMENTS TO ANY OF THE PROVISIONS OF THE LOAN DOCUMENTS, AND NO INTENT TO GRANT FUTURE WAIVERS OR AMENDMENTS HAS BEEN OR MAY BE INFERRED AS THE RESULT OF ANY COURSE OF DEALING BETWEEN BANK, BORROWER, AND GUARANTORS WITH RESPECT TO ANY PRIOR WAIVERS, CONSENTS, OR AMENDMENTS WITH RESPECT TO ANY OF THE LOAN DOCUMENTS.



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IV. Ratification of Guaranties.  Each Guarantor hereby ratifies and confirms its liability under the Guaranty heretofore executed by it, and, except as stated to the contrary in this paragraph, confirms and agrees that such Guaranty continues in full force and effect with respect to all of the Indebtedness covered by the Loan Agreement, as the same may be restated, amended, modified, renewed, or rearranged from time to time, including, but not limited to, the Indebtedness evidenced by the Note, the Term Note and the Mezzanine Note; provided, however, that the Guaranty of Sabacol relates only to the Indebtedness evidenced by the Term Note and the Mezzanine Note, and the Guaranty of Ilyas Chaudhary relates only to the Indebtedness evidenced by the Term Note and the Mezzanine Note. This ratification is given for the purpose of inducing the Bank to enter into this amendment, and each Guarantor is aware that, but for such ratification and agreement contained herein, the Bank would not grant the waivers and amendments set forth herein.

V. Reaffirmation of Representations and Warranties. To induce the Bank to enter into this Ninth Amendment, the Borrower and each Guarantor hereby reaffirms, as of the date hereof, its representations and warranties contained in Article IV of the Loan Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

                  A. The execution and delivery of this Ninth Amendment and the performance by the Borrower and each Guarantor of its obligations under this Ninth Amendment are within the Borrower's and each Guarantor's power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if ANY shall be required), and do not and will not contravene or conflict with ANY provision of law or of the charter or by-laws of the Borrower or ANY Guarantor or of ANY agreement binding upon the Borrower or ANY Guarantor.

                  B. The Loan Agreement as amended by this Ninth Amendment represents the legal, valid and binding obligations of the Borrower and each Guarantor, enforceable against each in accordance with their respective terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

                  C. No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date hereof, except as reported to Bank One.

VI. Defined Terms. Except as amended hereby, terms used herein that are defined in the Loan Agreement shall have the same meanings herein.

VII. Reaffirmation of Loan Agreement. This Ninth Amendment shall be deemed to be an amendment to the Loan Agreement, and the Loan Agreement, as further amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Loan Agreement herein and in ANY other document, instrument, agreement or writing shall hereafter be deemed to refer to the Loan Agreement as amended hereby.

VIII. Entire Agreement. The Loan Agreement, as hereby further amended, embodies the entire agreement between the Borrower, the Guarantors and the Bank and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. The Borrower and each Guarantor certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in the Loan Agreement, as hereby amended, and the other documents previously executed or executed of even date herewith.



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IX.  Governing Law. THIS NINTH  AMENDMENT  SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This Ninth Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Courts within the State of Texas shall have jurisdiction over ANY and all disputes between the Borrower and the Bank, whether in law or equity, including, but not limited to, ANY and all disputes arising out of or relating to this Ninth Amendment or ANY other Loan Document; and venue in ANY such dispute whether in federal or state court shall be laid in Harris County, Texas.

X. Severability. Whenever possible each provision of this Ninth Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if ANY provision of this Ninth Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Ninth Amendment.

XI. Execution in Counterparts. This Ninth Amendment may be executed in ANY number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument, and ANY signed counterpart shall be deemed delivered by the party executing such counterpart if sent to ANY other party hereto by electronic facsimile transmission.

XII. Section Captions. Section captions used in this Ninth Amendment are for convenience of reference only, and shall not affect the construction of this Ninth Amendment.

XIII. Successors and Assigns. This Ninth Amendment shall be binding upon the Borrower, each Guarantor and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower, each Guarantor and the Bank, and the respective successors and assigns of the Bank.

XIVA Non-Application of Chapter 15 of Texas Credit Codes. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to the Loan Agreement as hereby further amended or ANY of the other Loan Documents or to the transactions contemplated hereby.

XVA NOTICE OF FINAL AGREEMENT. THIS NINTH AMENDMENT, TOGETHER WITH THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS (COLLECTIVELY, THE AWRITTEN AGREEMENT@), REPRESENT THE FINAL AGREEMENT AMONG BANK, BORROWER, AND GUARANTORS, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



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         IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be duly executed as of the day and year first above written.

                                    BORROWER

                                                     SABA PETROLEUM COMPANY


                              By:/s/Walton C. Vance
                                 Walton C. Vance
                               Vice President and
                             Chief Financial Officer

                                      BANK

                                                     BANK ONE, TEXAS, N.A.


                         By:___________________________
                         Name:_________________________
                        Title:_________________________


GUARANTORS:

SABA ENERGY OF TEXAS, INCORPORATED


By:/s/ Walton C. Vance
         Walton C. Vance
         Secretary

SABA PETROLEUM, INC.


By:/s/ Walton C. Vance
         Walton C. Vance
         Secretary

SABA PETROLEUM OF MICHIGAN, INC.


By:/s/ Walton C. Vance
         Walton C. Vance
         Secretary



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MV VENTURES, G. P.

By:      Saba Energy of Texas, Incorporated,
                  Managing Partner


         By:/s/ Walton C. Vance
                  Walton C. Vance
                  Secretary

SABACOL, INC.


By:/s/ Walton C. Vance
         Walton C. Vance
         Secretary




/s/ILYAS CHAUDHARY